First Trust Advisors L.P.
Suite 300
1001 Warrenville Road
Lisle, Illinois  60532




November 14, 1996


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 157

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-09183 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.


Robert M. Porcellino
Vice President